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                                              EXHIBIT 23









INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
  The Dial Corp:

We consent to the incorporation by reference in The Dial Corp's Registration Statements No.'s 33-41870, 33-57630, 33-65420, 33-
65422, 33-65424 and 33-56531 on Form S-8 and No.'s 33-54465, 33-
56841 and 33-55360 on Form S-3 of our report dated February 24, 1995, appearing in this Annual Report on Form 10-K of The
Dial Corp for the year ended December 31, 1994.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP

Phoenix, Arizona
March 23, 1995